         As filed with the Securities and Exchange Commission on August 17, 1999
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             JUNIPER NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                         77-0422528
  (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

                               385 RAVENDALE DRIVE
                             MOUNTAIN VIEW, CA 94043
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

           JUNIPER NETWORKS, INC. AMENDED AND RESTATED 1996 STOCK PLAN
            JUNIPER NETWORKS, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                                  LISA C. BERRY
                          GENERAL COUNSEL AND SECRETARY
                               385 RAVENDALE DRIVE
                             MOUNTAIN VIEW, CA 94043
                                 (650) 526-8000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                                BRUCE M. MCNAMARA
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300


                                       CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                        PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE       OFFERING PRICE       AGGREGATE       REGISTRATION
        TO BE REGISTERED               REGISTERED           PER SHARE       OFFERING PRICE         FEE
=============================================================================================================
Common Stock, $0.00001 per
share par value: To be
issued under Juniper
Networks, Inc. Amended and
Restated 1996 Stock Plan....        3,204,104 shares      $166.0625 (1)    $532,081,520(1)       $147,919
=============================================================================================================
Common Stock, $0.00001 per
share par value: Issued
under Juniper Networks,
Inc. Amended and Restated
1996 Stock Plan.............        9,574,944 shares        $9.94 (2)      $95,734,120 (2)       $26,614
=============================================================================================================
Common Stock, $0.00001 per
share par value: To be
issued under Juniper
Networks, Inc. 1999
Employee Stock Purchase Plan         500,000 shares       $166.0625 (1)    $83,031,250 (1)       $23,083
=============================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 10, 1999.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the price at which the options may be exercised.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        Juniper Networks, Inc. hereby incorporates by reference in this registration statement the following documents:

        1. Prospectus filed with the Securities and Exchange Commission on June 24, 1999 pursuant to Rule 424(b).

        2. Form 10-Q for the Registrant's second quarter ended June 30, 1999 filed with the Securities and Exchange Commission on July 30, 1999.

        3. The description of Juniper Networks, Inc. common stock contained in its Registration Statement on Form 8-A as filed with the SEC on June 11, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all Securities offered hereby have been sold or which deregisters all Securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the shares of Common Stock offered hereby has been passed upon for Juniper Networks by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this prospectus, WS Investment Company 96A and WS Investment Company 96B, both investment partnerships composed by certain current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, and certain attorneys who are members of or are employed by Wilson Sonsini Goodrich & Rosati beneficially own an aggregate of 159,374 shares of Juniper Networks Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

        Article EIGHTH of our amended and restated certificate of incorporation provides for the indemnification of directors and officers to the fullest extent permissible under Delaware law.

        Article VI of our bylaws provides for the indemnification of officers, directors and third parties acting on behalf of Juniper Networks if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

        We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. The indemnification agreements may require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers (other than liabilities arising from willful misconduct of culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors and officers' insurance, if available on reasonable terms.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

ITEM 8.   EXHIBITS

          EXHIBIT
           NUMBER                DOCUMENTS
             4.1*    Amended and Restated 1996 Stock Plan

             4.2**   1999 Employee Stock Purchase Plan

             5.1     Opinion of Wilson Sonsini Goodrich & Rosati Professional
                     Corporation.

            23.1     Consent of Counsel (contained in Exhibit 5.1)

            23.2     Consent of Ernst & Young LLP, Independent Auditors

            24.1     Power of Attorney (see page II-5)

        * Incorporated by reference to Exhibit 10.2 filed with Juniper Networks, Inc. Registration Statement on Form S-1 (Registration No. 333-76681).

        ** Incorporated by reference to Exhibit 10.3 filed with Juniper
           Networks, Inc. Registration Statement on Form S-1 (Registration No. 333-76681).

ITEM 9.   UNDERTAKINGS

        (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bon fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the

Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 17th day of August, 1999.


                                        JUNIPER NETWORKS, INC.


                                        By: /s/ Marcel Gani
                                            -----------------------
                                            Marcel Gani
                                            Chief Financial Officer

                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marcel Gani and Lisa C. Berry, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               SIGNATURE                                  TITLE                         DATE

/s/ Scott Kriens                          President, Chief Executive Officer       August 17, 1999
-----------------------------             and Chairman  of the Board
Scott Kriens                              (Principal Executive Officer)

/s/ Marcel Gani                           Chief Financial Officer (Principal       August 17, 1999
-----------------------------             Financial and Accounting Officer)
Marcel Gani

/s/ Pradeep Sindhu                        Chief Technical Officer and Vice         August 17, 1999
-----------------------------             Chairman of Board
Pradeep Sindhu

/s/ William R. Hearst III                 Director                                 August 17, 1999
-----------------------------
William R. Hearst III

/s/ Vinod Khosla                          Director                                 August 17, 1999
-----------------------------
Vinod Khosla

/s/ C. Richard Kramlich                   Director                                 August 17, 1999
-----------------------------
C. Richard Kramlich

/s/ William Stensrud                      Director                                 August 17, 1999
-----------------------------
William Stensrud

                             JUNIPER NETWORKS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


   EXHIBIT
   NUMBER                             DOCUMENTS

     4.1*     Amended and Restated 1996 Stock Plan

     4.2**    1999 Employee Stock Purchase Plan

     5.1      Opinion of Wilson Sonsini Goodrich & Rosati Professional
              Corporation.

    23.1      Consent of Counsel (contained in Exhibit 5.1)

    23.2      Consent of Ernst & Young LLP, Independent Auditors

    24.1      Power of Attorney (see page II-5)

    * Incorporated by reference to Exhibit 10.2 filed with Juniper Networks, Inc. Registration Statement on Form S-1 (Registration No. 333-76681).

    ** Incorporated by reference to Exhibit 10.3 filed with Juniper Networks, Inc. Registration Statement on Form S-1 (Registration No. 333-76681).